Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen New York Dividend Advantage
Municipal Fund
811-09135


The Registrant incorporates by reference to this Sub-Item 77Q1(a) of Form N-SAR, a copy of the form of the Statement Establishing and Fixing the Rights and
Preferences, considered to be an amendment to the Charter, containing a description of the Funds preferred securities. A form of this Statement was filed in the SEC filing on Form
DEF 14A on March 4, 2015, Accession No. 0001193125-15-
077029.